                                                                      Exhibit 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 1999

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

      1. Statement of Cash Available for Distribution for the three months ended June 30, 1999:

           Net income                                                         $     159,000
           Add:    Depreciation and amortization charged to income not
                   affecting cash available for distribution                         20,000
                   Minimum lease payments received, net of interest
                   income earned, on leases accounted for under the
                   financing method                                                  76,000
                   Cash from reserves                                                 6,000

           Less:   Mortgage principal payments                                      (80,000)

                   Cash Available for Distribution                            $     181,000
                                                                              =============
                   Distributions Allocated to General Partners                $      14,000
                                                                              =============
                   Distributions Allocated to Limited Partners                $     167,000
                                                                              =============


      2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 1999:

                Entity Receiving                            Form of
                  Compensation                            Compensation                           Amount
           -------------------------      ---------------------------------------------      --------------
           Winthrop
           Management LLC                     Property Management Fees                          $   5,000

           WFC Realty Co., Inc.
           (Initial Limited Partner)          Interest in Cash Available for Distribution       $      83

           One Winthrop Properties, Inc.      Interest in Cash Available for Distribution       $   5,000
           (General Partner)

           Linnaeus-Hampshire Realty
           Limited Partnership
           (General Partner)                  Interest in Cash Available for Distribution       $   9,000




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